UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2006

GLOBAL INDUSTRIES, LTD.

(Exact name of registrant as specified in its charters)

Louisiana	0-21086	72-1212563
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Global Drive	70665
P.O. Box 442, Sulphur, LA	70664-0442
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including Area Code:  (337) 583-5000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01        Entry into a Material Definitive Agreement.

                    Pursuant to the Company's Non-Employee Director Compensation policy, on May 16, 2006, the Compensation Committee of the Board of Directors of Global Industries, Ltd. approved the grant of 10,000 shares of restricted stock to each of the non-employee directors. The restricted stock awards were granted under the Global Industries, Ltd. 2005 Stock Incentive Plan. Under the terms of the restricted stock awards, the forfeiture restrictions on the restricted stock lapse on the earlier of the date of the 2007 annual meeting of shareholders and June 1, 2007, unless sooner forfeited. In addition, the forfeiture restrictions lapse on all of the restricted stock under the award immediately as of the date of a change of control (as defined in the 2005 Stock Incentive Plan) or the non-employee director's death or disability. The form of the Non-Employee Director Restricted Stock Agreement is attached to this Current Report as Exhibit 10.1 and is incorporated by reference into this Item 1.01 of this Current Report.

Item 9.01        Financial Statements and Exhibits.

(c)        Exhibits.

10.1          Form of Non-Employee Director Restricted Stock Agreement.

SIGNATURES

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.

Date:	May 22, 2006	By:	/S/ PETER S. ATKINSON
			Name:	Peter S. Atkinson
			Title:	President and Chief Financial Officer

EXHIBIT INDEX

Number                        Exhibit Description

10.1                              Form of Non-Employee Director Restricted Stock Agreement

                                                                                                                                                Exhibit 10.1

FORM OF ANNUAL
NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK AGREEMENT

            AGREEMENT made as of the 16th day of May, 2006 between GLOBAL INDUSTRIES, LTD., a Louisiana corporation (the "Company"), and (name of "Non-Employee Director").

            To carry out the purposes of the GLOBAL INDUSTRIES, LTD. 2005 STOCK INCENTIVE PLAN (the "Plan") and in consideration of services performed by the Non-Employee Director and the mutual agreements and other matters set forth herein and in the Plan, the Company and the Non-Employee Director hereby agree as follows:

            1.         Issuance of Stock.  The Company, pursuant to the Plan, has granted on May 16, 2006, (the "Date of Grant") to Non-Employee Director 10,000 shares of the common stock, $.01 par value per share, of the Company ("Stock"). The shares of Stock so granted under the Plan and issued to Non-Employee Director under this Agreement shall be subject to all the terms, conditions and restrictions set forth in the Plan and this Agreement.

            2.         Forfeiture Restrictions.  In the event of the termination of Non-Employee Director's service as a director of the Company other than due to a Change of Control (as defined in the Plan) and prior to the lapse of the Forfeiture Restrictions for any reason other than death or Disability (as defined in the Plan), the Non-Employee Director shall be obligated, for no consideration, to forfeit and surrender the shares of Stock issued to the Non-Employee Director pursuant to this Agreement to the Company. The obligation to forfeit and surrender shares to the Company are herein referred to as the "Forfeiture Restrictions," and the shares which are then subject to the Forfeiture Restrictions are herein sometimes referred to as "Restricted Shares." The Forfeiture Restrictions shall lapse as to the shares of Stock issued to Non-Employee Director pursuant to this Agreement on the earlier of the date the 2007 annual meeting of shareholders occurs and June 1, 2007, provided that Non-Employee Director has been a director of the Company continuously from the Date of Grant through the lapse date.

            The Forfeiture Restrictions on all Restricted Shares shall lapse immediately as of the date of the occurrence of (if such occurrence occurs prior to Non-Employee Director's voluntarily ceasing to be a director) a Change of Control (as defined in the Plan) or the Non-Employee Director's death or Disability (as defined in the Plan), in each case that occurs after the Date of Grant.

            3.         Shares Received in Reorganization or Stock Split.  Any stock as a result of a stock split or stock dividend with respect to Restricted Shares, shall also become Restricted Shares subject to the Forfeiture Restrictions (to the extent then applicable).

            4.         Endorsement on Certificate.  Each certificate representing Restricted Shares may be conspicuously endorsed as follows:

The sale, assignment, pledge or other transfer of the shares of stock evidenced by this certificate is prohibited by the terms and conditions of a Restricted Stock Agreement, a copy of which is attached hereto and incorporated herein, and such shares may not be sold, assigned, pledged or otherwise transferred except as provided in such agreement and applicable securities laws.

            Each transfer agent for the Common Stock may be instructed not to transfer shares granted hereunder except in accordance with the terms hereof.

            5.         Community Interest of Spouse.  The community interest, if any, of any spouse of Non-Employee Director in any of the Restricted Shares shall be subject to all other terms, conditions and restrictions of this Agreement and the Plan, and shall be forfeited and surrendered to the Company upon the occurrence of any of the events requiring Non-Employee Director's interest in such Restricted Shares to be so forfeited and surrendered pursuant to this Agreement or the Plan.

            6.         Withholding of Tax.  To the extent the issuance of Stock or the lapse of Forfeiture Restrictions results in the receipt of compensation by Non-Employee Director for tax purposes, the Company shall withhold from any cash compensation then or thereafter payable to Non-Employee Director any tax required to be withheld by reason thereof. To the extent the Company determines that such cash compensation is or may be insufficient to fully satisfy such withholding requirement, Non-Employee Director shall deliver to the Company cash in an amount determined by the Company to be sufficient to satisfy any such withholding requirement.

            7.         Tax Election.  If Non-Employee Director makes the election authorized by Section 83(b) of the Internal Revenue Code of 1986, Non-Employee Director shall submit to the Company a copy of the statement filed by Non-Employee Director to make such election.

            8.         Stock Power and Retention of Certificates.  The Company may require Non-Employee Director to execute and deliver to the Company a stock power in blank with respect to the Restricted Shares and may, in its sole discretion, determine to retain possession of the certificates for shares with respect to which the Forfeiture Restrictions have not lapsed. The Company shall have the right, in its sole discretion, to exercise such stock power in the event that the Company becomes entitled to such shares pursuant to the provisions of Paragraph 2. Notwithstanding retention of such certificates by the Company, Non-Employee Director shall have all rights (including dividend and voting rights) with respect to the shares represented by such certificates prior to the date, if any, on which the Non-Employee Director has forfeited the Restricted Shares.

            9.         Retention as Non-Employee Director.  Nothing contained in this Agreement or the Plan shall interfere with or limit in any way the right of the stockholders of the Company to remove any Non-Employee Director from the Board, nor confer upon any Non-Employee Director any right to continue in the service of the Company as a Non-Employee Director.

            10.       Government Regulation.  Non-Employee Director agrees that the shares of Stock that he received in accordance with this Agreement shall not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for issuance of the shares under the Securities Act of 1933, as amended (the "Act"), or an applicable exemption form the registration requirements of the Act. Non-Employee Director agrees that the shares of Stock which he receives pursuant to the Agreement will not be sold or disposed of in any manner which would constitute a violation of any other applicable securities laws, whether federal or state.

            In addition, Non-Employee Director agrees (i) that the certificates representing the shares of Stock received pursuant to this Agreement may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may instruct its transfer agent, if any, to stop transfer of the shares of Stock received pursuant to this Agreement, and (iii) that the Company may refuse to register the transfer of the Stock on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law.

            11.       Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Non-Employee Director.

            12.       Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

            IN WITNESS WHEREOF, the Company has executed this Agreement by its duly authorized officers, and Non-Employee Director and his or her spouse, if any, have executed this Agreement, all as of the day and year first above written.

GLOBAL INDUSTRIES, LTD.
ATTEST:
By:
	Name:	William J. Dore'

Director

Spouse